UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2018
(Date of earliest event reported)

UBS Commercial Mortgage Trust 2018-C8

(Central Index Key Number 0001727836)

(Exact name of issuing entity)

UBS AG

(Central Index Key Number 0001685185)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Société Générale

(Central Index Key Number 0001238163)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Rialto Mortgage Finance, LLC

(Central Index Key Number 0001592182)

CIBC Inc.

(Central Index Key Number 0001548567)

Barclays Bank PLC

(Central Index Key Number 0000312070)

(Exact name of sponsor as specified in its charter)

UBS Commercial Mortgage Securitization Corp.

(Central Index Key Number 0001532799)

(Exact name of registrant as specified in its charter)

Delaware	333-207340-09	45-3587479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      212-713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Item 6.02.        Change of Servicer or Trustee.

On February 27, 2018, UBS Commercial Mortgage Securitization Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of February 1, 2018 (the “Pooling and Servicing Agreement”), among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, of UBS Commercial Mortgage Trust 2018-C8, Commercial Mortgage Pass-Through Certificates, Series 2018-C8 (the “Certificates”).

The Mortgage Loan identified as the City Square and Clay Street Mortgage Loan in the Pooling and Servicing Agreement, which is an asset of the Issuing Entity, is part of a whole loan (the “City Square and Clay Street Whole Loan”) that also includes two additional pari passu promissory notes that are not assets of the Issuing Entity. The City Square and Clay Street Whole Loan is being serviced and administered pursuant to a pooling and servicing agreement, dated as of March 1, 2018 (the “UBS 2018-C9 Pooling and Servicing Agreement”) by and among the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as DreamWorks Campus special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, relating to the UBS 2018-C9 securitization transaction into which the controlling companion loan is deposited.

The terms and conditions of the UBS 2018-C9 Pooling and Servicing Agreement applicable to the servicing of the City Square and Clay Street Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on February 27, 2018; provided that the servicing arrangements under such agreements will differ in certain respects, including with respect to the special servicing fee payable to the special servicer under the UBS 2018-C9 Pooling and Servicing Agreement with respect to the City Square and Clay Street Whole Loan which will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the Pooling and Servicing Agreement, except that the special servicing fee is subject to a minimum amount equal to $5,000 with respect to any specially serviced loan. The UBS 2018-C9 Pooling and Servicing Agreement is attached hereto as Exhibit 4.1.

The UBS 2018-C9 Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), acts as initial special servicer under the UBS 2018-C9 Pooling and Servicing Agreement (other than with respect to the DreamWorks Campus whole loan, which will be initially specially serviced by AEGON USA Realty Advisors, LLC) and in this capacity is expected to initially be responsible for the servicing and administration of the City Square and Clay Street Whole Loan when it becomes a specially serviced loan and any related REO Properties, as well as the reviewing of certain Major Decisions and other transactions relating to such Mortgage Loan and other Special Servicer Decisions (as each such term is defined in the UBS 2018-C9 Pooling and Servicing Agreement) related to such Mortgage Loan.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of December 31, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) and RCM also advised four separately managed accounts, with an aggregate of over $5.4 billion of regulatory assets under management in the aggregate. Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, four of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through December 31, 2017, RCM has acquired and/or is managing over $8 billion of non- and sub-performing real estate assets, representing approximately 11,000 loans.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $5.8 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 85 different securitizations totaling approximately $89.1 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 259 employees as of December 31, 2017 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has twelve additional offices across the US and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2017, Rialto and its affiliates were actively special servicing approximately 225 portfolio loans with a principal balance of approximately $245 million and were responsible for approximately 257 portfolio REO assets with a principal balance of approximately $312 million.

Rialto is also currently performing special servicing for approximately 90 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 6,006 assets with an original principal balance at securitization of approximately $92 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017
Number of CMBS Pools Named Special Servicer	45	59	75	90
Approximate Aggregate Unpaid Principal Balance(1)	$49.2 billion	$63.6 billion	$79 billion	$91.8 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	28	17	37	77
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$126.9 million	$141.9 million	$320 million	$1.1 billion
(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer under the UBS 2018-C9 Pooling and Servicing Agreement, Rialto will not have primary responsibility for custody services of original documents evidencing the City Square and Clay Street Mortgage Loan. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the City Square and Clay Street Mortgage Loan or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the UBS 2018-C9 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the City Square and Clay Street Mortgage Loan, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the UBS 2018-C9 Pooling and Servicing Agreement for assets of the same type as the City Square and Clay Street Mortgage Loan.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the UBS 2018-C9 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the City Square and Clay Street Mortgage Loan.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the UBS 2018-C9 Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the servicing of the City Square and Clay Street Mortgage Loan.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the City Square and Clay Street Mortgage Loan with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator with respect to the Issuing Entity. Rialto is an affiliate of an originator and the entity that is the initial directing certificateholder under the UBS 2018-C9 Pooling and Servicing Agreement (except with respect to certain excluded loans). Rialto is also an affiliate of the Third Party Purchaser (as defined in the UBS 2018-C9 Pooling and Servicing Agreement) under the UBS 2018-C9 transaction. From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review the prospectus of the Issuing Entity and purchase certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under this heading “The UBS 2018-C9 Special Servicer” has been provided by Rialto.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Pooling and Servicing Agreement, dated as of March 1, 2018, by and among UBS Commercial Mortgage Securitization Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as DreamWorks Campus special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018	UBS COMMERCIAL MORTGAGE SECURITIZATION CORP. (Registrant)

	By:	/s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President (senior officer in charge of securitization of the depositor)

	By:	/s/ David Schell
Name: David Schell
Title: Managing Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated as of March 1, 2018, by and among UBS Commercial Mortgage Securitization Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as DreamWorks Campus special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.	(E)